TO BE EFFECTIVE SEPTEMBER 21, 2000

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                          STRONG MUNICIPAL FUNDS, INC.

          The undersigned Vice President of Strong Municipal Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to create the Advisor series of the Strong Municipal Advantage Fund.

          "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     'A.     The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                 SERIES         AUTHORIZED NUMBER OF SHARES

Strong Municipal Money Market Fund                    Indefinite
Strong Municipal Advantage Fund    Investor           Indefinite
                                   Advisor            Indefinite
                                   Institutional      Indefinite

Strong Short-Term High Yield
     Municipal Fund                Investor           Indefinite
                                   Advisor            Indefinite'''

          This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on May 5, 2000 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Advisor series of the Strong Municipal Advantage Fund have been issued.

          Executed in duplicate this 21st day of September, 2000.

                                   STRONG MUNICIPAL FUNDS, INC.

                                   By:  /s/ SUSAN A. HOLLISTER
                                        Susan A. Hollister, Vice President

This instrument was drafted by:

Susan A. Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

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